Exhibit 99.2

JAMES H. HARLESS

February 2, 2005

Mr. Don L. Blankenship

Chairman & President

Massey Energy Company

Dear Don:

It is with a great deal of regret that I must inform you of my resignation from the Board of Directors of Massey Energy Company.

As you know, Don, I am 85 years old. I do not have the energy I need to take on added responsibilities, in addition to those of directing my own company.

I have enjoyed my time on the Board of Massey and the relations I have built with other board members and employees. I am going to miss that involvement.

You personally and Massey have nothing but my best wishes for the future.

Yours truly,

/s/ James H. Harless
James H. Harless